THE INFORMATION IN THIS PRICING SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT DELIVER THESE SECURITIES UNTIL A FINAL PRICING SUPPLEMENT IS DELIVERED. THIS PRICING SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


       Subject to Completion, Pricing Supplement dated September 16, 2003

PROSPECTUS Dated August 26, 2003                     Pricing Supplement No. 6 to
PROSPECTUS SUPPLEMENT                      Registration Statement No. 333-106789
Dated August 26, 2003                                    Dated            , 2003
                                                                  Rule 424(b)(3)

                                   $
                                MORGAN STANLEY

                       GLOBAL MEDIUM-TERM NOTES, SERIES C
                            Senior Fixed Rate Notes

                            -----------------------

                            PLUS due March 31, 2005
         Mandatorily Exchangeable for an Amount Payable in U.S. Dollars
                   Based on the Value of the S&P 500(R) Index
                   Performance Leveraged Upside Securities(SM)
                                   ("PLUS(SM)")

Unlike ordinary debt securities, the PLUS do not pay interest and do not guarantee any return of principal at maturity. Instead, at maturity you will receive for each $1,000 principal amount of PLUS that you hold an amount in cash based upon the value of the S&P 500(R) Index. If the final value of the S&P 500 Index is greater than the initial value of the S&P 500 Index, you will receive a payment based on 300% of the percent increase in the value of the S&P 500 Index, subject to a maximum total payment at maturity equal to $1,210, or 121% of the issue price. If the final value of the S&P 500 Index is less than the initial value of the S&P 500 Index, you will receive for each $1,000 principal amount of PLUS that you hold a payment that is less than the $1,000 issue price of each PLUS by an amount proportionate to the decrease in the value of the S&P 500 Index.

o     The principal amount and issue price of each PLUS is $1,000.

o     We will not pay interest on the PLUS.

o At maturity, if the final index value is greater than the initial index value, you will receive for each $1,000 principal amount of PLUS that you hold a payment equal to $1,000 plus the leveraged upside payment, which is equal to $1,000 multiplied by 300% of the percent increase in the value of the S&P 500 Index, subject to a maximum total payment at maturity equal to $1,210, or 121% of the issue price. If the final index value is less than or equal to the initial index value, you will receive for each $1,000 principal amount of PLUS that you hold a payment at maturity equal to $1,000 multiplied by the index performance factor, which will be less than or equal to 1.0.

      o The percent increase in the value of the S&P 500 Index will be equal to (i) the final index value minus the initial index value divided by (ii) the initial index value.

     o The index performance factor will be equal to (i) the final index value divided by (ii) the initial index value.

     o    The initial index value is    , the closing value of the S&P 500 Index
          on the day we offer the PLUS for initial sale to the public.

     o The final index value will be the closing value of the S&P 500 Index on March 29, 2005.

o Investing in the PLUS is not equivalent to investing in the S&P 500 Index or its component stocks.

o    The PLUS will not be listed on any organized securities exchange.

You should read the more detailed description of the PLUS in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of PLUS."

The PLUS are riskier than ordinary debt securities. See "Risk Factors" beginning on PS-6.

                               ------------------

                              PRICE $1000 PER PLUS

                               ------------------


                              Price to            Agent's            Proceeds to
                               Public           Commissions            Company
                              --------          -----------          -----------

Per PLUS...                       $                  $                    $
Total......                       $                  $                    $

                                 MORGAN STANLEY

     For a description of certain restrictions on offers, sales and deliveries of the PLUS and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus, see "Supplemental Information Concerning Plan of Distribution" below.

      No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the PLUS or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. This pricing supplement and the accompanying prospectus supplement and prospectus may not be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

      The PLUS may not be offered or sold to the public in Brazil. Accordingly, the offering of the PLUS has not been submitted to the Comissno de Valores Mobiliarios for approval. Documents relating to this offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

      The PLUS have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the PLUS, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

      The PLUS may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent has not issued and will not issue any advertisement, invitation or document relating to the PLUS, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to PLUS which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

      The PLUS have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

      This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus used in connection with the offer or sale, or invitation for subscription or purchase, of the PLUS may not be circulated or distributed, nor may the PLUS be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the PLUS to the public in Singapore.

                         SUMMARY OF PRICING SUPPLEMENT

      The following summary describes the PLUS(SM) we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

      The PLUS offered are medium-term debt securities of Morgan Stanley. The return on the PLUS at maturity is based on the value of the S&P 500 Index.

      "Performance Leveraged Upside Securities" and "PLUS" are our service marks. "Standard and Poor's(R)," "S&P(R)" and "S&P 500(R)" are trademarks of Standard & Poor's Corporation and have been licensed for use by Morgan Stanley.

Each PLUS costs $1,000             We, Morgan Stanley, are offering Performance
                                   Leveraged Upside Securities(SM) due March 31,
                                   2005, Mandatorily Exchangeable for an Amount
                                   Payable in U.S. Dollars Based on the Value of the S&P 500(R) Index, which we refer to as the PLUS. The principal amount and issue price of each PLUS is $1,000.

No guaranteed return               Unlike ordinary debt securities, the PLUS do
of principal; no interest          not pay interest and do not guarantee any
                                   return of principal at maturity. If the
                                   closing value of the S&P 500 Index on March
                                   29, 2005, which we refer to as the final index value, is less than the closing value of the S&P 500 Index on the day we offer the PLUS for initial sale to the public, which we refer to as the initial index value, we will pay to you an amount in cash per PLUS that is less than the $1,000 issue price of each PLUS by an amount proportionate to the decrease in the value of the S&P 500 Index.

Payment at maturity                At maturity,  you will receive for each
based on the S&P 500               $1,000 principal amount of PLUS that you hold
Index                              an amount in cash based upon the value of the
                                   S&P 500 Index, determined as follows:

                                   o If the final index value is greater than the initial index value, you will receive for each $1,000 principal amount of PLUS that you hold a payment at maturity equal to:

                                        $1,000 + leveraged upside payment,

                                      subject to a maximum total payment at
                                      maturity equal to $1,210, or 121% of the issue price,

                                      where,

                                        leveraged upside payment = ($1,000 x 300% x index percent increase)

                                      and

                                                                 final index value - initial index value
                                        index percent increase = ---------------------------------------
                                                                            initial index value

                                   o If the final index value is less than or equal to the initial index value, you will receive for each $1,000 principal amount of PLUS that you hold a payment at maturity equal to:

                                        $1,000 x index performance factor

                                      where,

                                                                    final index value
                                        index performance factor = -------------------
                                                                   initial index value


                                      Because the index performance factor will be less than or equal to 1.0, this payment will be less than or equal to $1,000.

                                   On PS-5, we have provided a graph titled
                                   "Hypothetical Payouts on the PLUS at
                                   Maturity," which illustrates the performance of the PLUS at maturity assuming a variety of hypothetical final index values. The graph does not show every situation that may occur.

                                   You can review the historical values of the S&P 500 Index in the section of this pricing supplement called "Description of PLUS--Historical Information." The payment of dividends on the stocks that underlie the S&P 500 Index is not reflected in the level of the S&P 500 Index and, therefore, has no effect on the calculation of the payment at maturity.

                                   If a market disruption event occurs on March
                                   29, 2005, the date the final index value is scheduled to be determined, the final index value will be determined on the next trading day on which no market disruption event occurs and, consequently, the maturity date of the PLUS will be postponed. See the section of this pricing supplement called "Description of PLUS--Maturity Date."

                                   Investing in the PLUS is not equivalent to investing in the S&P 500 Index or its component stocks.

Your return on the                 The return investors realize on the PLUS is
PLUS is limited                    limited by the maximum payment at maturity.
by the maximum payment             The maximum payment at maturity of each PLUS
at maturity                        is $1,210, or 121% of the issue price.
                                   Because you will not receive more than the maximum payment at maturity, the effect of the leveraged upside payment will be reduced as the index value exceeds 107% of the initial index value. See "Hypothetical
                                   Payouts on the PLUS at Maturity" on PS-5.

MS & Co. will be the               We have appointed our affiliate, Morgan
Calculation Agent                  Stanley & Co. Incorporated, which we refer to
                                   as MS & Co., to act as calculation agent for JPMorgan Chase Bank, the trustee for our senior notes. As calculation agent, MS & Co.
                                   will determine the payment that you will receive at maturity.

Where you can find more            The PLUS are senior notes issued as part of
information on the PLUS            our Series C medium-term note program. You
                                   can find a general description of our Series
                                   C medium-term note program in the
                                   accompanying prospectus supplement dated
                                   June 11, 2002. We describe the basic
                                   features of this type of note in the
                                   sections of the prospectus supplement called
                                   "Description of Notes--Fixed Rate Notes" and
                                   "--Exchangeable Notes."

                                   For a detailed description of the terms of the PLUS, you should read the section of this pricing supplement called "Description of PLUS." You should also read about some of the risks involved in investing in PLUS in the section of this pricing supplement called "Risk Factors." The tax and accounting treatment of investments in equity-linked notes such as the PLUS may differ from that of investments in ordinary debt securities or common stock. See the section of this pricing supplement called "Description of Notes--United States Federal Income Taxation." We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the PLUS.

How to reach us                    You may contact your local Morgan Stanley
                                   branch office or our principal executive offices at 1585 Broadway, New York, New York
                                   10036 (telephone number (212) 761-4000).

                  HYPOTHETICAL PAYOUTS ON THE PLUS AT MATURITY

      For each PLUS, the following graph illustrates the payout on the PLUS at maturity for a range of hypothetical final index values. The PLUS Zone illustrates the leveraging effect of the payment of the leveraged upside payment taking into account the maximum payment at maturity. The graph is based on the following hypothetical terms:

      o     Issue Price per PLUS:  $1,000

      o     Initial Index Value: 1000

      o     Maximum Payment at Maturity:  $1,210 (121% of the Issue Price)

      Where the final index value is greater than the initial index value, the payouts on the PLUS at maturity reflected in the graph below are equal to $1,000 plus the leveraged upside payment, subject to the maximum payment at maturity. Where the final index value is less than or equal to the initial index value, the payouts on the PLUS at maturity reflected in the graph below are equal to $1,000 multiplied by the index performance factor.

      Because you will not receive more than the maximum payment at maturity, you will realize the maximum leveraged upside payment at a final index value of 107% of the hypothetical initial index value, or 1070 in the example below. In addition, you will not share in the performance of the index at final index values above 121% of the hypothetical initial index value, or 1210 in the example below.



                                GRAPHIC OMITTED

                                  RISK FACTORS

      The PLUS are not secured debt, are riskier than ordinary debt securities and, unlike ordinary debt securities, the PLUS do not pay interest or guarantee any return of principal at maturity. The payment at maturity is linked to the performance of the S&P 500 Index, subject to a maximum payment at maturity. To the extent that the closing value of the S&P 500 Index on March 29, 2005 is less than the closing value of the S&P 500 Index on the date we offer the PLUS for initial sale to the public, investors will receive a payment at maturity that is less than the issue price of each PLUS by an amount proportionate to the decrease in the value of the S&P 500 Index. Investing in the PLUS is not equivalent to investing directly in the S&P 500 Index or its component stocks. The return investors realize on the PLUS is limited by the maximum payment at maturity. This section describes the most significant risks relating to the PLUS. You should carefully consider whether the PLUS are suited to your particular circumstances before you decide to purchase them.

PLUS do not pay interest or        The terms of the PLUS differ from those of
guarantee return of principal      ordinary debt securities in that we will not
                                   pay you interest on the PLUS or guarantee to pay you the principal amount of the PLUS at maturity. Instead, at maturity you will receive for each $1,000 principal amount of PLUS that you hold an amount in cash based upon the value of the S&P 500 Index. If the final index value is greater than the initial index value, you will receive an amount in cash equal to $1,000 plus the leveraged upside payment, subject to a maximum total payment at maturity equal to $1,210, or 121% of the issue price. If the final index value is less than the initial index value, you will receive an amount in cash that is less than the $1,000 issue price of each PLUS by an amount proportionate to the decrease in the value of the S&P 500 Index. See "Hypothetical
                                   Payouts on the PLUS at Maturity" on PS-5.

Your appreciation                  The appreciation potential of the PLUS is
potential is limited               limited by the maximum payment at maturity of
                                   $1,210 per PLUS, or 121% of the issue price.
                                   As a result, you will not share in any
                                   appreciation of the S&P 500 Index above 121% of the value of the S&P 500 Index on the day we offer the PLUS for initial sale to the public. In addition, because you will not receive more than the maximum payment at maturity, the effect of the leveraged upside payment will be reduced as the index value exceeds 107% of the initial index value. See
                                   "Hypothetical Payouts on the PLUS at
                                   Maturity" on PS-5.

The PLUS will not be listed        The PLUS will not be listed on any organized
                                   securities exchange. There may be little or no secondary market for the PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. MS & Co.
                                   currently intends to act as a market maker for the PLUS, but it is not required to do so.

Market price of the                Several factors, many of which are beyond
PLUS will be influenced            our control, will influence the value of the
by many unpredictable              PLUS. We expect that generally the value of
factors                            the S&P 500 Index on any day will affect the
                                   value of the PLUS more than any other single factor. However, because the PLUS may pay a leveraged upside payment, and because the PLUS are subject to a maximum payment at maturity, the PLUS will trade differently from the S&P 500 Index. Other factors that may influence the value of the PLUS include:

                                     o the volatility (frequency and magnitude
                                       of changes in value) of the S&P 500
                                       Index

                                     o the dividend rate on the stocks
                                       underlying the S&P 500 Index

                                     o geopolitical conditions and economic,
                                       financial, political, regulatory or
                                       judicial events that affect the stocks
                                       underlying the S&P 500 Index or stock
                                       markets generally and which may affect
                                       the value of the S&P 500 Index

                                     o interest and yield rates in the market

                                     o the time remaining until the PLUS mature

                                     o our creditworthiness

                                   Some or all of these factors will influence the price you will receive if you sell your PLUS prior to maturity. For example, you may have to sell your PLUS at a substantial discount from the principal amount if the value of the S&P 500 Index is at or below the closing value of the S&P 500 Index on the day we offer the PLUS for initial sale to the public.

                                   You cannot predict the future performance of the S&P 500 Index based on its historical performance. The value of the S&P 500 Index may decrease so that you will receive at maturity a payment that is less than the principal amount of the PLUS by an amount proportionate to the decrease in the value of the S&P 500 Index. In addition, there can be no assurance that the value of the S&P 500 Index will increase so that you will receive at maturity more than the principal amount of the PLUS. Nor can there be any assurance that the value of the S&P 500 Index will not increase beyond 121% of the initial index value, in which case you will only receive the maximum payment at maturity. You will no longer share in the performance of the S&P 500 Index at index values above 121% of the initial index value. You can review the historical values of the S&P 500 Index for each calendar quarter in the period from January 1, 1998 through September 15, 2003 in this pricing supplement under "Description of PLUS--Historical Information."

Adjustments to the S&P 500         Standard & Poor's Corporation, or S&P(R), is
Index could adversely affect       responsible for calculating and maintaining
the value of the PLUS              the S&P 500 Index. S&P can add, delete or
                                   substitute the stocks underlying the S&P 500
                                   Index or make other methodological changes that could change the value of the S&P 500
                                   Index. S&P may discontinue or suspend
                                   calculation or dissemination of the S&P 500
                                   Index. S&P is under no obligation to
                                   consider your interests as an investor in the PLUS and will not do so. Any of these actions could adversely affect the value of the PLUS.

                                   S&P may discontinue or suspend calculation or publication of the S&P 500 Index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued S&P 500 Index. MS & Co. could have an economic interest that is different than that of investors in the PLUS insofar as, for example, MS & Co. is not precluded from considering indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index, at maturity the payout on the PLUS will be an amount based on the closing prices of the stocks underlying the S&P 500 Index at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co. as calculation agent in accordance with the formula for calculating the S&P 500 Index last in effect prior to discontinuance of the S&P 500 Index.

You have no                        Investing in the PLUS is not equivalent to
shareholder rights                 investing in the S&P 500 Index or its
                                   component stocks. As an investor in the
                                   PLUS, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks that underlie the S&P
                                   500 Index.

Adverse economic interests         Because the calculation agent, MS & Co., is
of the calculation agent           our affiliate, the economic interests of the
and its affiliates may affect      calculation agent and its affiliates may be
determinations                     adverse to your interests as an investor in
                                   the PLUS. As calculation agent, MS & Co.
                                   will calculate the payment we will pay to you at maturity. Determinations made by MS&Co., in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of any index closing value in the event of a discontinuance of the S&P 500 Index, may affect the payout to you at maturity. See the sections of this pricing supplement called "Description of PLUS--Market
                                   Disruption Event" and "--Discontinuance of the S&P 500 Index; Alteration of Method of
                                   Calculation."

Hedging and trading activity       MS & Co. and other affiliates of ours will
by the calculation agent and       carry out hedging activities related to the
its affiliates could               PLUS (and possibly to other instruments
potentially adversely affect       linked to the S&P 500 Index or its component
the value of the S&P 500           stocks), including trading in the stocks
Index                              underlying the S&P 500 Index as well as in
                                   other instruments related to the S&P 500
                                   Index. MS & Co. and some of our other
                                   subsidiaries also trade the stocks
                                   underlying the S&P 500 Index and other
                                   financial instruments related to the S&P 500
                                   Index on a regular basis as part of their general broker-dealer and other businesses.
                                   Any of these hedging or trading activities on or prior to the day we offer the PLUS for initial sale to the public could potentially affect the initial value of the S&P 500
                                   Index and, as a result, the level at which the S&P 500 Index must close before you receive a payment at maturity that exceeds the principal amount of the PLUS.
                                   Additionally, such hedging or trading
                                   activities during the term of the PLUS could potentially affect the final value of the S&P 500 Index and, accordingly, the amount of cash you will receive at maturity.

Because the characterization of    You should also consider the U.S. federal
the PLUS for U.S. federal          income tax consequences of investing in the
income tax purposes is             PLUS. There is no direct legal authority as
uncertain, the material U.S.       to the proper tax treatment of the PLUS, and
federal income tax                 consequently our special tax counsel is
consequences of an investment      unable to render an opinion as to their
in the PLUS are uncertain          proper characterization for U.S. federal
                                   income tax purposes. Therefore, significant aspects of the tax treatment of the PLUS are uncertain. Pursuant to the terms of the PLUS, you have agreed with us to treat a PLUS as a single financial contract, as described in the section of this pricing supplement called "Description of
                                   PLUS--United States Federal Income
                                   Taxation--General." If the Internal Revenue
                                   Service (the "IRS") were successful in
                                   asserting an alternative characterization for the PLUS, the timing and character of income or loss with respect to the PLUS may differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the PLUS, and the IRS or a court may not agree with the tax treatment described in this pricing supplement. Please read carefully the section of this pricing supplement called "Description of
                                   PLUS--United States Federal Income
                                   Taxation." You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the PLUS.

                              DESCRIPTION OF PLUS

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "PLUS" refers to each $1,000 principal amount of our PLUS due March 31, 2005, Mandatorily Exchangeable for an Amount Payable in U.S. Dollars Based on the Value of the S&P 500 Index(R). In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley.

Aggregate Principal Amount.............   $

Original Issue Date (Settlement Date)..             , 2003

Maturity Date..........................   March 31, 2005, subject to extension
                                          in the event of a Market Disruption
                                          Event on the Index Valuation Date.

                                          If due to a Market Disruption Event
                                          or otherwise, the Index Valuation
                                          Date for determining the Final Index
                                          Value is postponed so that it falls
                                          on or after March 30, 2005, the
                                          Maturity Date will be the second
                                          Trading Day following the Index
                                          Valuation Date. See "--Index
                                          Valuation Date" below.

Issue Price............................   $1,000 per PLUS

Denominations..........................   $1,000 and integral multiples thereof

CUSIP..................................   61746B718

Interest Rate..........................   None

Specified Currency.....................   U.S. dollars

Payment at Maturity....................   At maturity,  upon delivery of the
                                          PLUS to the Trustee, we will pay with
                                          respect to the $1,000 principal
                                          amount of each PLUS an amount in cash
                                          equal to (i) if the Final Index Value
                                          is greater than the Initial Index
                                          Value, the lesser of (a) $1,000 plus
                                          the Leveraged Upside Payment and (b)
                                          the Maximum Payment at Maturity or
                                          (ii) if the Final Index Value is less
                                          than or equal to the Initial Index
                                          Value, $1,000 times the Index
                                          Performance Factor. See
                                          "--Discontinuance of the S&P 500
                                          Index; Alteration of Method of
                                          Calculation" below.

                                          We shall, or shall cause the
                                          Calculation Agent to, (i) provide
                                          written notice to the Trustee and to
                                          the Depository Trust Company, which
                                          we refer to as DTC, of the amount of
                                          cash to be delivered with respect to
                                          the $1,000 principal amount of each
                                          PLUS, on or prior to 10:30 a.m. on
                                          the Trading Day preceding the
                                          Maturity Date (but if such Trading
                                          Day is not a Business Day, prior to
                                          the close of business on the Business
                                          Day preceding the Maturity Date), and
                                          (ii) deliver the aggregate cash
                                          amount due with respect to the PLUS
                                          to the Trustee for delivery to DTC,
                                          as holder of the PLUS, on the
                                          Maturity Date. We expect such amount
                                          of cash will be distributed to
                                          investors on the Maturity Date in
                                          accordance with the standard rules
                                          and procedures of DTC and its direct
                                          and indirect participants. See

                                          "--Book Entry Note or Certificated
                                          Note" below, and see "The Depositary"
                                          in the accompanying prospectus
                                          supplement.

Leveraged Upside Payment ..............   The product of (i) $1,000 and (ii)
                                          300% and (iii) the Index Percent
                                          Increase.

Maximum Payment at Maturity............   $1,210

Index Percent Increase.................   A fraction, the numerator of which is
                                          the Final Index Value minus the
                                          Initial Index Value and the
                                          denominator of which is the Initial
                                          Index Value.

Index Performance Factor...............   A fraction, the numerator of which is
                                          the Final Index Value and the
                                          denominator of which is the Initial
                                          Index Value.

Final Index Value......................   The Index Closing Value on the Index
                                          Valuation Date.

Index Valuation Date...................   March 29, 2005; provided that if such
                                          date is not a Trading Day or if there
                                          is a Market Disruption Event on such
                                          date, the Index Valuation Date will
                                          be the next succeeding Trading Day on
                                          which no Market Disruption Event
                                          occurs.

Initial Index Value....................           , which is the  Index  Closing
                                          Value on the day we offer the PLUS
                                          for initial sale to the public.

Index Closing Value....................   The Index Closing Value on any
                                          Trading Day will equal the official
                                          closing value of the S&P 500 Index or
                                          any Successor Index (as defined under
                                          "--Discontinuance of the S&P 500
                                          Index; Alteration of Method of
                                          Calculation" below) published
                                          following the regular official
                                          weekday close of the principal
                                          trading sessions of the New York
                                          Stock Exchange (the "NYSE"), the AMEX
                                          and the Nasdaq National Market on
                                          that Trading Day. In certain
                                          circumstances, the Index Closing
                                          Value will be based on the alternate
                                          calculation of the S&P 500 Index
                                          described under "--Discontinuance of
                                          the S&P 500 Index; Alteration of
                                          Method of Calculation."

Trading Day............................   A day, as determined by the
                                          Calculation Agent, on which trading
                                          is generally conducted on the NYSE,
                                          the AMEX, the Nasdaq National Market,
                                          the Chicago Mercantile Exchange and
                                          the Chicago Board of Options Exchange
                                          and in the over-the-counter market
                                          for equity securities in the United
                                          States.

Book Entry Note or Certificated Note...   Book Entry. The PLUS will be issued
                                          in the form of one or more fully
                                          registered global securities which
                                          will be deposited with, or on behalf
                                          of, DTC and will be registered in the
                                          name of a nominee of DTC. DTC will be
                                          the only registered holder of the
                                          PLUS. Your beneficial interest in the
                                          PLUS will be evidenced solely by
                                          entries on the books of the
                                          securities intermediary acting on
                                          your behalf as a direct or indirect
                                          participant in DTC. In this pricing
                                          supplement, all references to
                                          payments or notices to you will mean
                                          payments or notices to DTC, as the
                                          registered holder of the PLUS, for
                                          distribution to
                                          participants in accordance with DTC's
                                          procedures. For more information
                                          regarding DTC and book entry notes,
                                          please read "The Depositary" in the
                                          accompanying prospectus supplement
                                          and "Form of Securities--Global
                                          Securities--Registered Global
                                          Securities" in the accompanying
                                          prospectus.

Senior Note or Subordinated Note......    Senior

Trustee...............................    JPMorgan Chase Bank (formerly known as
                                          The Chase Manhattan Bank)

Agent.................................    MS & Co.

Calculation Agent.....................    MS & Co.

                                          All determinations made by the
                                          Calculation Agent will be at the sole
                                          discretion of the Calculation Agent
                                          and will, in the absence of manifest
                                          error, be conclusive for all purposes
                                          and binding on you and on us.

                                          All calculations with respect to the
                                          Payment at Maturity, if any, will be
                                          rounded to the nearest one
                                          hundred-thousandth, with five
                                          one-millionths rounded upward (e.g.,
                                          .876545 would be rounded to .87655);
                                          all dollar amounts related to
                                          determination of the amount of cash
                                          payable per PLUS will be rounded to
                                          the nearest ten-thousandth, with five
                                          one hundred-thousandths rounded
                                          upwards (e.g., .76545 would be
                                          rounded up to .7655); and all dollar
                                          amounts paid on the aggregate number
                                          of PLUS will be rounded to the
                                          nearest cent, with one-half cent
                                          rounded upward.

                                          Because the Calculation Agent is our
                                          affiliate, the economic interests of
                                          the Calculation Agent and its
                                          affiliates may be adverse to your
                                          interests as an investor in the PLUS,
                                          including with respect to certain
                                          determinations and judgments that the
                                          Calculation Agent must make in
                                          determining any Index Closing Value
                                          or whether a Market Disruption Event
                                          has occurred. See "--Discontinuance
                                          of the S&P 500 Index; Alteration of
                                          Method of Calculation" and "--Market
                                          Disruption Event" below. MS & Co. is
                                          obligated to carry out its duties and
                                          functions as Calculation Agent in
                                          good faith and using its reasonable
                                          judgment.

Market Disruption Event................   "Market Disruption Event" means the
                                          occurrence or existence of any of the
                                          following events with respect to the
                                          S&P 500 Index:

                                            (i) a suspension, absence or
                                            material limitation of trading of
                                            stocks then constituting 20 percent
                                            or more of the level of the S&P 500
                                            Index (or the Successor Index) on
                                            the Relevant Exchanges for such
                                            securities for more than two hours
                                            of trading or during the one-half
                                            hour period preceding the close of
                                            the principal trading session on
                                            such Relevant Exchange; or a
                                            breakdown or failure in the price
                                            and trade reporting systems of any
                                            Relevant Exchange as a result of
                                            which the reported trading prices
                                            for stocks then constituting 20
                                            percent or more of the level of the
                                            S&P 500 Index (or the relevant
                                            Successor Index) during the last
                                            one-half hour preceding the close
                                            of the principal trading session on
                                            such Relevant Exchange are
                                            materially inaccurate; or the
                                            suspension, absence or material
                                            limitation of trading on any major
                                            U.S. securities market for trading
                                            in futures or options contracts
                                            related to the S&P 500 Index (or
                                            the relevant Successor Index) for
                                            more than two hours of trading or
                                            during the one-half hour period
                                            preceding the close of the
                                            principal trading session on such
                                            market, in each case as determined
                                            by the Calculation Agent in its
                                            sole discretion; and

                                            (ii) a determination by the
                                            Calculation Agent in its sole
                                            discretion that any event described
                                            in clause (i) above materially
                                            interfered with the ability of
                                            Morgan Stanley or any of its
                                            affiliates to unwind or adjust all
                                            or a material portion of the hedge
                                            with respect to the PLUS.

                                          For the purpose of determining
                                          whether a Market Disruption Event
                                          exists at any time, if trading in a
                                          security included in the S&P 500
                                          Index is materially suspended or
                                          materially limited at that time, then
                                          the relevant percentage contribution
                                          of that security to the level of the
                                          S&P 500 Index shall be based on a
                                          comparison of (x) the portion of the
                                          level of the S&P 500 Index
                                          attributable to that security
                                          relative to (y) the overall level of
                                          the S&P 500 Index, in each case
                                          immediately before that suspension or
                                          limitation.

                                          For purposes of determining whether a
                                          Market Disruption Event has occurred:
                                          (1) a limitation on the hours or
                                          number of days of trading will not
                                          constitute a Market Disruption Event
                                          if it results from an announced
                                          change in the regular business hours
                                          of the relevant exchange or market,
                                          (2) a decision to permanently
                                          discontinue trading in the relevant
                                          futures or options contract will not
                                          constitute a Market Disruption Event,
                                          (3) limitations pursuant to the rules
                                          of any Relevant Exchange similar to
                                          NYSE Rule 80A (or any applicable rule
                                          or regulation enacted or promulgated
                                          by any other self-regulatory
                                          organization or any government agency
                                          of scope similar to NYSE Rule 80A as
                                          determined by the Calculation Agent)
                                          on trading during significant market
                                          fluctuations will constitute a
                                          suspension, absence or material
                                          limitation of trading, (4) a
                                          suspension of trading in futures or
                                          options contracts on the S&P 500
                                          Index by the primary securities
                                          market trading in such contracts by
                                          reason of (x) a price change
                                          exceeding limits set by such
                                          securities exchange or market, (y) an
                                          imbalance of orders relating to such
                                          contracts or (z) a disparity in bid
                                          and ask quotes relating to such
                                          contracts will constitute a
                                          suspension, absence or material
                                          limitation of trading in futures or
                                          options contracts related to the S&P
                                          500 Index and (5) a "suspension,
                                          absence or material limitation of
                                          trading" on any Relevant Exchange or
                                          on the
                                          primary securities market on which
                                          futures or options contracts related
                                          to the S&P 500 Index are traded will
                                          not include any time when such market
                                          is itself closed for trading under
                                          ordinary circumstances.

Relevant Exchange......................   "Relevant  Exchange" means the primary
                                          U.S. organized exchange or market of
                                          trading for any security (or any
                                          combination thereof) then included in
                                          the S&P 500 Index or any Successor
                                          Index.

Alternate Exchange Calculation
in Case of an Event of Default.........   In case an event of default with
                                          respect to the PLUS shall have
                                          occurred and be continuing, the
                                          amount declared due and payable per
                                          PLUS upon any acceleration of the
                                          PLUS shall be determined by the
                                          Calculation Agent and shall be an
                                          amount in cash equal to the Payment
                                          at Maturity calculated using the
                                          Index Closing Value as of the date of
                                          acceleration as the Final Index
                                          Value.

                                          If the maturity of the PLUS is
                                          accelerated because of an event of
                                          default as described above, we shall,
                                          or shall cause the Calculation Agent
                                          to, provide written notice to the
                                          Trustee at its New York office, on
                                          which notice the Trustee may
                                          conclusively rely, and to DTC of the
                                          cash amount due with respect to the
                                          PLUS as promptly as possible and in
                                          no event later than two Business Days
                                          after the date of acceleration.

The S&P 500 Index......................   We have derived all information
                                          contained in this pricing supplement
                                          regarding the S&P 500 Index,
                                          including, without limitation, its
                                          make-up, method of calculation and
                                          changes in its components, from
                                          publicly available information. Such
                                          information reflects the policies of,
                                          and is subject to change by, S&P. The
                                          S&P 500 Index was developed by S&P
                                          and is calculated, maintained and
                                          published by S&P. We make no
                                          representation or warranty as to the
                                          accuracy or completeness of such
                                          information.

                                          The S&P 500 Index is intended to
                                          provide a performance benchmark for
                                          the U.S. equity markets. The
                                          calculation of the value of the S&P
                                          500 Index (discussed below in further
                                          detail) is based on the relative
                                          value of the aggregate Market Value
                                          (as defined below) of the common
                                          stocks of 500 companies (the
                                          "Component Stocks") as of a
                                          particular time as compared to the
                                          aggregate average Market Value of the
                                          common stocks of 500 similar
                                          companies during the base period of
                                          the years 1941 through 1943. The
                                          "Market Value" of any Component Stock
                                          is the product of the market price
                                          per share and the number of the then
                                          outstanding shares of such Component
                                          Stock. The 500 companies are not the
                                          500 largest companies listed on the
                                          NYSE and not all 500 companies are
                                          listed on such exchange. S&P chooses
                                          companies for inclusion in the S&P
                                          500 Index with an aim of achieving a
                                          distribution by broad industry
                                          groupings that approximates the
                                          distribution of these groupings in
                                          the common
                                          stock population of the U.S. equity
                                          market. S&P may from time to time, in
                                          its sole discretion, add companies
                                          to, or delete companies from, the S&P
                                          500 Index to achieve the objectives
                                          stated above. Relevant criteria
                                          employed by S&P include the viability
                                          of the particular company, the extent
                                          to which that company represents the
                                          industry group to which it is
                                          assigned, the extent to which the
                                          company's common stock is widely-held
                                          and the Market Value and trading
                                          activity of the common stock of that
                                          company.

                                          The S&P 500 Index is calculated using
                                          a base-weighted aggregate
                                          methodology: the level of the Index
                                          reflects the total Market Value of
                                          all 500 Component Stocks relative to
                                          the S&P 500 Index's base period of
                                          1941-43 (the "Base Period").

                                          An indexed number is used to
                                          represent the results of this
                                          calculation in order to make the
                                          value easier to work with and track
                                          over time.

                                          The actual total Market Value of the
                                          Component Stocks during the Base
                                          Period has been set equal to an
                                          indexed value of 10. This is often
                                          indicated by the notation 1941-43=10.
                                          In practice, the daily calculation of
                                          the S&P 500 Index is computed by
                                          dividing the total Market Value of
                                          the Component Stocks by a number
                                          called the Index Divisor. By itself,
                                          the Index Divisor is an arbitrary
                                          number. However, in the context of
                                          the calculation of the S&P 500 Index,
                                          it is the only link to the original
                                          base period value of the Index. The
                                          Index Divisor keeps the Index
                                          comparable over time and is the
                                          manipulation point for all
                                          adjustments to the S&P 500 Index
                                          ("Index Maintenance").

                                          Index Maintenance includes monitoring
                                          and completing the adjustments for
                                          company additions and deletions,
                                          share changes, stock splits, stock
                                          dividends, and stock price
                                          adjustments due to company
                                          restructurings or spinoffs.

                                          To prevent the value of the Index
                                          from changing due to corporate
                                          actions, all corporate actions which
                                          affect the total Market Value of the
                                          Index require an Index Divisor
                                          adjustment. By adjusting the Index
                                          Divisor for the change in total
                                          Market Value, the value of the S&P
                                          500 Index remains constant. This
                                          helps maintain the value of the Index
                                          as an accurate barometer of stock
                                          market performance and ensures that
                                          the movement of the Index does not
                                          reflect the corporate actions of
                                          individual companies in the Index.
                                          All Index Divisor adjustments are
                                          made after the close of trading and
                                          after the calculation of the closing
                                          value of the S&P 500 Index. Some
                                          corporate actions, such as stock
                                          splits and stock dividends, require
                                          simple changes in the common shares
                                          outstanding and the stock prices of
                                          the companies in the Index and do not
                                          require Index Divisor adjustments.

                                          The table below summarizes the types
                                          of S&P 500 Index maintenance
                                          adjustments and indicates whether or
                                          not an Index Divisor adjustment is
                                          required.

                                                                                                             Divisor
                                                  Type of                                                  Adjustment
                                             Corporate Action                Adjustment Factor              Required
                                          -----------------------    -----------------------------------   ----------
                                          Stock split                Shares Outstanding multiplied by 2;        No
                                              (i.e., 2-for-1)        Stock Price divided by 2

                                          Share issuance             Shares Outstanding plus newly issued      Yes
                                              (i.e., change >= 5%)   Shares

                                          Share repurchase           Shares Outstanding minus Repurchased      Yes
                                              (i.e., change >= 5%)   Shares

                                          Special cash               Share Price minus Special Dividend        Yes
                                              dividends

                                          Company change             Add new company Market Value minus        Yes
                                                                     old company Market Value

                                          Rights offering            Price of parent company minus             Yes

                                                                         Price of Rights
                                                                        (---------------)
                                                                           Right Ratio

                                          Spin-Off                   Price of parent company minus             Yes

                                                                         Price of Spin-off Co.
                                                                        (---------------------)
                                                                         Share Exchange Ratio

                                          Stock splits and stock dividends do
                                          not affect the Index Divisor of the
                                          S&P 500 Index, because following a
                                          split or dividend both the stock
                                          price and number of shares
                                          outstanding are adjusted by S&P so
                                          that there is no change in the Market
                                          Value of the Component Stock. All
                                          stock split and dividend adjustments
                                          are made after the close of trading
                                          on the day before the ex-date.

                                          Each of the corporate events
                                          exemplified in the table requiring an
                                          adjustment to the Index Divisor has
                                          the effect of altering the Market
                                          Value of the Component Stock and
                                          consequently of altering the
                                          aggregate Market Value of the
                                          Component Stocks (the "Post-Event
                                          Aggregate Market Value"). In order
                                          that the level of the Index (the
                                          "Pre-Event Index Value") not be
                                          affected by the altered Market Value
                                          (whether increase or decrease) of the
                                          affected Component Stock, a new Index
                                          Divisor ("New Divisor") is derived as
                                          follows:

                                          Post-Event Aggregate Market Value
                                          --------------------------------- = Pre-Event Index Value
                                                       New Divisor

                                                        Post-Event Aggregate Market Value
                                          New Divisor = ---------------------------------
                                                              Pre-Event Index Value

                                          A large part of the S&P 500 Index
                                          maintenance process involves tracking
                                          the changes in the number of shares
                                          outstanding of each

                                          of the S&P 500 Index companies. Four
                                          times a year, on a Friday close to
                                          the end of each calendar quarter, the
                                          share totals of companies in the
                                          Index are updated as required by any
                                          changes in the number of shares
                                          outstanding. After the totals are
                                          updated, the Index Divisor is
                                          adjusted to compensate for the net
                                          change in the total Market Value of
                                          the Index. In addition, any changes
                                          over 5% in the current common shares
                                          outstanding for the S&P 500 Index
                                          companies are carefully reviewed on a
                                          weekly basis, and when appropriate,
                                          an immediate adjustment is made to
                                          the Index Divisor.

Discontinuance of the S&P 500 Index;
Alteration of Method of
Calculation ........................      If S&P discontinues publication of
                                          the S&P 500 Index and S&P or another
                                          entity publishes a successor or
                                          substitute index that MS & Co., as
                                          the Calculation Agent, determines, in
                                          its sole discretion, to be comparable
                                          to the discontinued S&P 500 Index
                                          (such index being referred to herein
                                          as a "Successor Index"), then any
                                          subsequent Index Closing Value will
                                          be determined by reference to the
                                          value of such Successor Index at the
                                          regular official weekday close of the
                                          principal trading session of the
                                          NYSE, the AMEX, the Nasdaq National
                                          Market or the relevant exchange or
                                          market for the Successor Index on the
                                          date that any Index Closing Value is
                                          to be determined.

                                          Upon any selection by the Calculation
                                          Agent of a Successor Index, the
                                          Calculation Agent will cause written
                                          notice thereof to be furnished to the
                                          Trustee, to Morgan Stanley and to
                                          DTC, as holder of the PLUS, within
                                          three Trading Days of such selection.
                                          We expect that such notice will be
                                          passed on to you, as a beneficial
                                          owner of the PLUS, in accordance with
                                          the standard rules and procedures of
                                          DTC and its direct and indirect
                                          participants.

                                          If S&P discontinues publication of
                                          the S&P 500 Index prior to, and such
                                          discontinuance is continuing on, the
                                          date that any Index Closing Value is
                                          to be determined and MS & Co., as the
                                          Calculation Agent, determines that no
                                          Successor Index is available at such
                                          time, then, on such date, the
                                          Calculation Agent will determine the
                                          Index Closing Value in accordance
                                          with the formula for calculating the
                                          S&P 500 Index last in effect prior to
                                          such discontinuance, using the
                                          closing price (or, if trading in the
                                          relevant securities has been
                                          materially suspended or materially
                                          limited, its good faith estimate of
                                          the closing price that would have
                                          prevailed but for such suspension or
                                          limitation) at the close of the
                                          principal trading session on such
                                          date of each security most recently
                                          comprising the S&P 500 Index on the
                                          Relevant Exchange. Notwithstanding
                                          these alternative arrangements,
                                          discontinuance of the publication of
                                          the S&P 500 Index may adversely
                                          affect the value of the PLUS.

                                          If at any time the method of
                                          calculating the S&P 500 Index or a
                                          Successor Index, or the value
                                          thereof, is changed in a material
                                          respect, or if the S&P 500 Index or a
                                          Successor Index is in any
                                          other way modified so that such index
                                          does not, in the opinion of MS & Co.,
                                          as the Calculation Agent, fairly
                                          represent the value of the S&P 500
                                          Index or such Successor Index had
                                          such changes or modifications not
                                          been made, then, from and after such
                                          time, the Calculation Agent will, at
                                          the close of business in New York
                                          City on each date on which the Index
                                          Closing Value is to be determined,
                                          make such calculations and
                                          adjustments as, in the good faith
                                          judgment of the Calculation Agent,
                                          may be necessary in order to arrive
                                          at a value of a stock index
                                          comparable to the S&P 500 Index or
                                          such Successor Index, as the case may
                                          be, as if such changes or
                                          modifications had not been made, and
                                          determine the Final Index Value with
                                          reference to the S&P 500 Index or
                                          such Successor Index, as adjusted.
                                          Accordingly, if the method of
                                          calculating the S&P 500 Index or a
                                          Successor Index is modified so that
                                          the value of such index is a fraction
                                          of what it would have been if it had
                                          not been modified (e.g., due to a
                                          split in the index), then the
                                          Calculation Agent will adjust such
                                          index in order to arrive at a value
                                          of the S&P 500 Index or such
                                          Successor Index as if it had not been
                                          modified (e.g., as if such split had
                                          not occurred).

Historical Information                    The following table sets forth the
                                          published high and low Index Closing
                                          Values, as well as end-of-quarter
                                          Index Closing Values, of the S&P 500
                                          Index for each quarter in the period
                                          from January 1, 1998 through
                                          September 15, 2003. The Index Closing
                                          Value on September 15, 2003 was
                                          1014.81. We obtained the information
                                          in the table below from Bloomberg
                                          Financial Markets, and we believe
                                          such information to be accurate.

                                          The historical prices of the S&P 500
                                          Index should not be taken as an
                                          indication of future performance, and
                                          no assurance can be given as to the
                                          value of the S&P 500 Index on the
                                          Index Valuation Date. The value of
                                          the S&P 500 Index may decrease so
                                          that you will receive a payment at
                                          maturity that is less than the
                                          principal amount of the PLUS. We
                                          cannot give you any assurance that
                                          the value of the S&P 500 Index will
                                          increase so that at maturity you will
                                          receive a payment in excess of the
                                          principal amount of the PLUS. Nor can
                                          we give you any assurance that the
                                          value of the S&P 500 Index will not
                                          increase beyond 121% of the Initial
                                          Index Value, in which case you will
                                          only receive the Maximum Payment at
                                          Maturity. Because your return is
                                          linked to the value of the S&P 500
                                          Index at maturity, there is no
                                          guaranteed return of principal.

                                          If the Final Index Value is less than
                                          the Initial Index Value, you will
                                          lose money on your investment.

                                                                         High        Low     Period End
                                                                        -------    -------   ----------
                                          1998:
                                              First Quarter ........    1105.65     927.69     1101.75
                                              Second Quarter........    1138.49    1077.01     1133.84
                                              Third Quarter.........    1186.75     957.28     1017.01
                                              Fourth Quarter........    1241.81     959.44     1229.23

                                     PS-17

                                                                         High        Low     Period End
                                                                        -------    -------   -----------
                                          1999:
                                              First Quarter.........    1316.55    1212.19     1286.37
                                              Second Quarter........    1372.71    1281.41     1372.71
                                              Third Quarter.........    1418.78    1268.37     1282.71
                                              Fourth Quarter........    1469.25    1247.41     1469.25
                                          2000:
                                              First Quarter.........    1527.46    1333.36     1498.58
                                              Second Quarter........    1516.35    1356.56     1454.60
                                              Third Quarter.........    1520.77    1419.89     1436.51
                                              Fourth Quarter........    1436.28    1264.74     1320.28
                                          2001:
                                              First Quarter.........    1373.73    1117.58     1160.33
                                              Second Quarter .......    1312.83    1103.25     1224.42
                                              Third Quarter.........    1236.72     965.80     1040.94
                                              Fourth Quarter........    1170.35    1038.55     1148.08
                                          2002:
                                              First Quarter.........    1172.51    1080.17     1147.39
                                              Second Quarter .......    1146.54     973.53      989.82
                                              Third Quarter.........     989.03     797.70      815.28
                                              Fourth Quarter........     938.87     776.76      879.82
                                          2003:
                                              First Quarter.........     931.66     800.73      848.18
                                              Second Quarter........    1011.66     858.48      974.50
                                              Third Quarter (through
                                               September 15, 2003)..    1031.64     965.46     1014.81

Use of Proceeds and Hedging............   The net proceeds we receive from the
                                          sale of the PLUS will be used for
                                          general corporate purposes and, in
                                          part, by us or by one or more of our
                                          subsidiaries in connection with
                                          hedging our obligations under the
                                          PLUS. See also "Use of Proceeds" in
                                          the accompanying prospectus.

                                          On or prior to the day we offer the
                                          PLUS for initial sale to the public,
                                          we, through our subsidiaries or
                                          others, intend to hedge our
                                          anticipated exposure in connection
                                          with the PLUS by taking positions in
                                          the stocks underlying the S&P 500
                                          Index, in futures or options
                                          contracts on the S&P 500 Index or its
                                          component securities listed on major
                                          securities markets or positions in
                                          any other available securities or
                                          instruments that we may wish to use
                                          in connection with such hedging. Such
                                          purchase activity could potentially
                                          increase the initial value of the S&P
                                          500 Index, and, accordingly, the
                                          level at which the S&P 500 Index must
                                          close on the Index Valuation Date
                                          before you would receive at maturity
                                          a payment that exceeds the principal
                                          amount of the PLUS. In addition,
                                          through our subsidiaries, we are
                                          likely to modify our hedge position
                                          throughout the life of the PLUS by
                                          purchasing and selling the stocks
                                          underlying the S&P 500 Index, futures
                                          or options contracts on the S&P 500
                                          Index or its component stocks listed
                                          on major securities markets or
                                          positions in any other available
                                          securities or instruments that we may
                                          wish to use in connection with such
                                          hedging activities, including by
                                          selling any such securities or
                                          instruments on the Index Valuation
                                          Date. We cannot give any assurance
                                          that our hedging activities will not
                                          affect the final value of the S&P 500
                                          Index and, therefore,
                                          adversely affect the value of the
                                          PLUS or the payment that you will
                                          receive at maturity.

Supplemental Information Concerning
Plan of Distribution...................   Under the terms and subject to the
                                          conditions contained in the U.S.
                                          distribution agreement referred to in
                                          the prospectus supplement under "Plan
                                          of Distribution," the Agent, acting
                                          as principal for its own account, has
                                          agreed to purchase, and we have
                                          agreed to sell, the principal amount
                                          of PLUS set forth on the cover of
                                          this pricing supplement. The Agent
                                          proposes initially to offer the PLUS
                                          directly to the public at the public
                                          offering price set forth on the cover
                                          page of this pricing supplement plus
                                          accrued interest, if any, from the
                                          Original Issue Date. The Agent may
                                          allow a concession not in excess of
                                               % of the principal amount of the
                                          PLUS to other dealers, which may
                                          include Morgan Stanley & Co.
                                          International Limited and Bank Morgan
                                          Stanley AG. We expect to deliver the
                                          PLUS against payment therefor in New
                                          York, New York on             , 2003.
                                          After the initial offering of the
                                          PLUS, the Agent may vary the offering
                                          price and other selling terms from
                                          time to time.

                                          In order to facilitate the offering
                                          of the PLUS, the Agent may engage in
                                          transactions that stabilize, maintain
                                          or otherwise affect the price of the
                                          PLUS or the level of the S&P 500
                                          Index. Specifically, the Agent may
                                          sell more PLUS than it is obligated
                                          to purchase in connection with the
                                          offering or may sell individual
                                          stocks underlying the S&P 500 Index
                                          it does not own, creating a naked
                                          short position in the PLUS or the
                                          individual stocks underlying the S&P
                                          500 Index, respectively, for its own
                                          account. The Agent must close out any
                                          naked short position by purchasing
                                          the PLUS or the individual stocks
                                          underlying the S&P 500 Index in the
                                          open market. A naked short position
                                          is more likely to be created if the
                                          Agent is concerned that there may be
                                          downward pressure on the price of the
                                          PLUS or the individual stocks
                                          underlying the S&P 500 Index in the
                                          open market after pricing that could
                                          adversely affect investors who
                                          purchase in the offering. As an
                                          additional means of facilitating the
                                          offering, the Agent may bid for, and
                                          purchase, PLUS or the individual
                                          stocks underlying the S&P 500 Index
                                          in the open market to stabilize the
                                          price of the PLUS. Any of these
                                          activities may raise or maintain the
                                          market price of the PLUS above
                                          independent market levels or prevent
                                          or retard a decline in the market
                                          price of the PLUS. The Agent is not
                                          required to engage in these
                                          activities, and may end any of these
                                          activities at any time. See "--Use of
                                          Proceeds and Hedging" above.

                                          General

                                          No action has been or will be taken
                                          by us, the Agent or any dealer that
                                          would permit a public offering of the
                                          PLUS or possession or distribution of
                                          this pricing supplement or the
                                          accompanying prospectus supplement or
                                          prospectus or any other offering
                                          material relating to the PLUS in any
                                          jurisdiction, other than the United
                                          States, where action for that purpose
                                          is required.

                                          No offers, sales or deliveries of the
                                          PLUS, or distribution of this pricing
                                          supplement or the accompanying
                                          prospectus supplement or prospectus
                                          or any other offering material
                                          relating to the PLUS, may be made in
                                          or from any jurisdiction except in
                                          circumstances which will result in
                                          compliance with any applicable laws
                                          and regulations and will not impose
                                          any obligations on us, the Agent or
                                          any dealer.

                                          The Agent has represented and agreed,
                                          and each dealer through which we may
                                          offer the PLUS has represented and
                                          agreed, that it (i) will comply with
                                          all applicable laws and regulations
                                          in force in each non-U.S.
                                          jurisdiction in which it purchases,
                                          offers, sells or delivers the PLUS or
                                          possesses or distributes this pricing
                                          supplement and the accompanying
                                          prospectus supplement and prospectus
                                          and (ii) will obtain any consent,
                                          approval or permission required by it
                                          for the purchase, offer or sale by it
                                          of the PLUS under the laws and
                                          regulations in force in each non-U.S.
                                          jurisdiction to which it is subject
                                          or in which it makes purchases,
                                          offers or sales of the PLUS. We shall
                                          not have responsibility for the
                                          Agent's or any dealer's compliance
                                          with the applicable laws and
                                          regulations or obtaining any required
                                          consent, approval or permission.

                                          Brazil

                                          The PLUS may not be offered or sold
                                          to the public in Brazil. Accordingly,
                                          the offering of the PLUS has not been
                                          submitted to the Comissno de Valores
                                          Mobiliarios for approval. Documents
                                          relating to this offering, as well as
                                          the information contained herein and
                                          therein, may not be supplied to the
                                          public as a public offering in Brazil
                                          or be used in connection with any
                                          offer for subscription or sale to the
                                          public in Brazil.

                                          Chile

                                          The PLUS have not been registered
                                          with the Superintendencia de Valores
                                          y Seguros in Chile and may not be
                                          offered or sold publicly in Chile. No
                                          offer, sales or deliveries of the
                                          PLUS, or distribution of this pricing
                                          supplement or the accompanying
                                          prospectus supplement or prospectus,
                                          may be made in or from Chile except
                                          in circumstances which will result in
                                          compliance with any applicable
                                          Chilean laws and regulations.

                                          Hong Kong

                                          The PLUS may not be offered or sold
                                          in Hong Kong, by means of any
                                          document, other than to persons whose
                                          ordinary business it is to buy or
                                          sell shares or debentures, whether as
                                          principal or agent, or in
                                          circumstances which do not constitute
                                          an offer to the public within the
                                          meaning of the Companies Ordinance
                                          (Cap. 32) of Hong Kong. The Agent has
                                          not issued and will not issue any
                                          advertisement, invitation or document
                                          relating to the PLUS, whether in Hong
                                          Kong or elsewhere, which is directed
                                          at, or the contents of which are
                                          likely to be accessed or read by, the
                                          public
                                          in Hong Kong (except if permitted to
                                          do so under the securities laws of
                                          Hong Kong) other than with respect to
                                          PLUS which are intended to be
                                          disposed of only to persons outside
                                          Hong Kong or only to "professional
                                          investors" within the meaning of the
                                          Securities and Futures Ordinance
                                          (Cap. 571) of Hong Kong and any rules
                                          made thereunder.

                                          Mexico

                                          The PLUS have not been registered
                                          with the National Registry of
                                          Securities maintained by the Mexican
                                          National Banking and Securities
                                          Commission and may not be offered or
                                          sold publicly in Mexico. This pricing
                                          supplement and the accompanying
                                          prospectus supplement and prospectus
                                          may not be publicly distributed in
                                          Mexico.

                                          Singapore

                                          This pricing supplement and the
                                          accompanying prospectus supplement
                                          and prospectus have not been
                                          registered as a prospectus with the
                                          Monetary Authority of Singapore.
                                          Accordingly, this pricing supplement
                                          and the accompanying prospectus
                                          supplement and prospectus used in
                                          connection with the offer or sale, or
                                          invitation for subscription or
                                          purchase, of the PLUS may not be
                                          circulated or distributed, nor may
                                          the PLUS be offered or sold, or be
                                          made the subject of an invitation for
                                          subscription or purchase, whether
                                          directly or indirectly, to persons in
                                          Singapore other than under
                                          circumstances in which such offer,
                                          sale or invitation does not
                                          constitute an offer or sale, or
                                          invitation for subscription or
                                          purchase, of the PLUS to the public
                                          in Singapore.

License Agreement between Standard &
Poor's Corporation and Morgan Stanley..   S&P and Morgan Stanley have entered
                                          into a non-exclusive license
                                          agreement providing for the license
                                          to Morgan Stanley, and certain of its
                                          affiliated or subsidiary companies,
                                          in exchange for a fee, of the right
                                          to use the S&P 500 Index, which is
                                          owned and published by S&P, in
                                          connection with securities, including
                                          the PLUS.

                                          The license agreement between S&P and
                                          Morgan Stanley provides that the
                                          following language must be set forth
                                          in this pricing supplement:

                                          The PLUS are not sponsored, endorsed,
                                          sold or promoted by S&P. S&P makes no
                                          representation or warranty, express
                                          or implied, to the owners of the PLUS
                                          or any member of the public regarding
                                          the advisability of investing in
                                          securities generally or in the PLUS
                                          particularly or the ability of the
                                          S&P 500 Index to track general stock
                                          market performance. S&P's only
                                          relationship to us is the licensing
                                          of certain trademarks and trade names
                                          of S&P and of the S&P 500 Index,
                                          which is determined, composed and
                                          calculated by S&P without regard to
                                          us or the PLUS. S&P has no obligation
                                          to take our needs or the needs of
                                          the owners of the PLUS into
                                          consideration in determining,
                                          composing or calculating the S&P 500
                                          Index. S&P is not responsible for and
                                          has not participated in the
                                          determination of the timing of,
                                          prices at, or quantities of the PLUS
                                          to be issued or in the determination
                                          or calculation of the equation by
                                          which the PLUS are to be converted
                                          into cash. S&P has no obligation or
                                          liability in connection with the
                                          administration, marketing or trading
                                          of the PLUS.

                                          S&P DOES NOT GUARANTEE THE ACCURACY
                                          AND/OR THE COMPLETENESS OF THE S&P
                                          500 INDEX OR ANY DATA INCLUDED
                                          THEREIN. S&P MAKES NO WARRANTY,
                                          EXPRESS OR IMPLIED, AS TO RESULTS TO
                                          BE OBTAINED BY MORGAN STANLEY, OWNERS
                                          OF THE PLUS, OR ANY OTHER PERSON OR
                                          ENTITY FROM THE USE OF THE S&P 500
                                          INDEX OR ANY DATA INCLUDED THEREIN IN
                                          CONNECTION WITH THE RIGHTS LICENSED
                                          UNDER THE LICENSE AGREEMENT DESCRIBED
                                          HEREIN OR FOR ANY OTHER USE. S&P
                                          MAKES NO EXPRESS OR IMPLIED
                                          WARRANTIES, AND HEREBY EXPRESSLY
                                          DISCLAIMS ALL WARRANTIES OF
                                          MERCHANTABILITY OR FITNESS FOR A
                                          PARTICULAR PURPOSE OR USE WITH
                                          RESPECT TO THE S&P 500 INDEX OR ANY
                                          DATA INCLUDED THEREIN. WITHOUT
                                          LIMITING ANY OF THE FOREGOING, IN NO
                                          EVENT SHALL S&P HAVE ANY LIABILITY
                                          FOR ANY SPECIAL, PUNITIVE, INDIRECT
                                          OR CONSEQUENTIAL DAMAGES (INCLUDING
                                          LOST PROFITS), EVEN IF NOTIFIED OF
                                          THE POSSIBILITY OF SUCH DAMAGES.

                                          "Standard & Poor's(R)," "S&P(R),"
                                          "S&P 500(R)," "Standard & Poor's 500"
                                          and "500" are trademarks of The
                                          McGraw-Hill Companies, Inc. and have
                                          been licensed for use by Morgan
                                          Stanley.

ERISA Matters for Pension Plans
and Insurance Companies................   Each fiduciary of a pension, profit-
                                          sharing or other employee benefit
                                          plan subject to the Employee
                                          Retirement Income Security Act of
                                          1974, as amended ("ERISA"), (a
                                          "Plan") should consider the fiduciary
                                          standards of ERISA in the context of
                                          the Plan's particular circumstances
                                          before authorizing an investment in
                                          the PLUS. Accordingly, among other
                                          factors, the fiduciary should
                                          consider whether the investment would
                                          satisfy the prudence and
                                          diversification requirements of ERISA
                                          and would be consistent with the
                                          documents and instruments governing
                                          the Plan.

                                          In addition, we and certain of our
                                          subsidiaries and affiliates,
                                          including MS & Co. and Morgan Stanley
                                          DW Inc. (formerly Dean Witter
                                          Reynolds Inc.) ("MSDWI"), may each be
                                          considered a "party in interest"
                                          within the meaning of ERISA, or a
                                          "disqualified person" within the
                                          meaning of the Internal Revenue Code
                                          of 1986, as amended (the "Code"),
                                          with respect
                                          to many Plans, as well as many
                                          individual retirement accounts and
                                          Keogh plans (also "Plans").
                                          Prohibited transactions within the
                                          meaning of ERISA or the Code would
                                          likely arise, for example, if the
                                          PLUS are acquired by or with the
                                          assets of a Plan with respect to
                                          which MS & Co., MSDWI or any of their
                                          affiliates is a service provider,
                                          unless the PLUS are acquired pursuant
                                          to an exemption from the "prohibited
                                          transaction" rules. A violation of
                                          these "prohibited transaction" rules
                                          may result in an excise tax or other
                                          liabilities under ERISA and/or
                                          Section 4975 of the Code for such
                                          persons, unless exemptive relief is
                                          available under an applicable
                                          statutory or administrative
                                          exemption.

                                          The U.S. Department of Labor has
                                          issued five prohibited transaction
                                          class exemptions ("PTCEs") that may
                                          provide exemptive relief for direct
                                          or indirect prohibited transactions
                                          resulting from the purchase or
                                          holding of the PLUS. Those class
                                          exemptions are PTCE 96-23 (for
                                          certain transactions determined by
                                          in-house asset managers), PTCE 95-60
                                          (for certain transactions involving
                                          insurance company general accounts),
                                          PTCE 91-38 (for certain transactions
                                          involving bank collective investment
                                          funds), PTCE 90-1 (for certain
                                          transactions involving insurance
                                          company separate accounts) and PTCE
                                          84-14 (for certain transactions
                                          determined by independent qualified
                                          asset managers).

                                          Because we may be considered a party
                                          in interest with respect to many
                                          Plans, the PLUS may not be purchased
                                          or held by any Plan, any entity whose
                                          underlying assets include "plan
                                          assets" by reason of any Plan's
                                          investment in the entity (a "Plan
                                          Asset Entity") or any person
                                          investing "plan assets" of any Plan,
                                          unless such purchaser or investor is
                                          eligible for exemptive relief,
                                          including relief available under PTCE
                                          96-23, 95-60, 91-38, 90-1 or 84-14 or
                                          such purchase and holding is
                                          otherwise not prohibited. Any
                                          purchaser, including any fiduciary
                                          purchasing on behalf of a Plan, or
                                          investor in the PLUS will be deemed
                                          to have represented, in its corporate
                                          and fiduciary capacity, by its
                                          purchase and holding thereof that it
                                          either (a) is not a Plan or a Plan
                                          Asset Entity and is not purchasing
                                          such securities on behalf of or with
                                          "plan assets" of any Plan or (b) is
                                          eligible for exemptive relief or such
                                          purchase or holding is not prohibited
                                          by ERISA or Section 4975 of the Code.

                                          Under ERISA, assets of a Plan may
                                          include assets held in the general
                                          account of an insurance company which
                                          has issued an insurance policy to
                                          such plan or assets of an entity in
                                          which the Plan has invested.
                                          Accordingly, insurance company
                                          general accounts that include assets
                                          of a Plan must ensure that one of the
                                          foregoing exemptions is available.
                                          Due to the complexity of these rules
                                          and the penalties that may be imposed
                                          upon persons involved in non-exempt
                                          prohibited transactions, it is
                                          particularly important that
                                          fiduciaries or other persons
                                          considering purchasing the PLUS on
                                          behalf of or with "plan assets" of
                                          any

                                          Plan consult with their counsel
                                          regarding the availability of
                                          exemptive relief under PTCE 96-23,
                                          95-60, 91-38, 90-1 or 84-14.

                                          Certain plans that are not subject to
                                          ERISA, including plans maintained by
                                          state and local governmental
                                          entities, are nonetheless subject to
                                          investment restrictions under the
                                          terms of applicable local law. Such
                                          restrictions may preclude the
                                          purchase of the PLUS.

                                          Purchasers of the PLUS have exclusive
                                          responsibility for ensuring that
                                          their purchase and holding of the
                                          PLUS do not violate the prohibited
                                          transaction rules of ERISA or the
                                          Code, or any requirements applicable
                                          to government or other benefit plans
                                          that are not subject to ERISA or the
                                          Code.

United States Federal Income Taxation..  The following summary is based on the advice of Davis Polk & Wardwell, our
                                          special tax counsel ("Tax Counsel"),
                                          and is a general discussion of the
                                          principal potential U.S. federal
                                          income tax consequences to initial
                                          investors in the PLUS that (i)
                                          purchase the PLUS at their Issue
                                          Price and (ii) will hold the PLUS as
                                          capital assets within the meaning of
                                          Section 1221 of the Code. This
                                          summary is based on the Code,
                                          administrative pronouncements,
                                          judicial decisions and currently
                                          effective and proposed Treasury
                                          regulations, changes to any of which
                                          subsequent to the date of this
                                          pricing supplement may affect the tax
                                          consequences described herein. This
                                          summary does not address all aspects
                                          of U.S. federal income taxation that
                                          may be relevant to a particular
                                          investor in light of the investor's
                                          individual circumstances or to
                                          investors subject to special
                                          treatment under the U.S. federal
                                          income tax laws (e.g., certain
                                          financial institutions, tax-exempt
                                          organizations, dealers in options or
                                          securities, or persons who hold the
                                          PLUS as part of a hedging
                                          transaction, straddle, conversion or
                                          other integrated transaction). As the
                                          law applicable to the U.S. federal
                                          income taxation of instruments such
                                          as the PLUS is technical and complex,
                                          the discussion below necessarily
                                          represents only a general summary.
                                          Moreover, the effect of any
                                          applicable state, local or foreign
                                          tax laws is not discussed.

                                          General

                                          Pursuant to the terms of the PLUS, we
                                          and every investor in the PLUS agree
                                          (in the absence of an administrative
                                          determination or judicial ruling to
                                          the contrary) to characterize a PLUS
                                          for all tax purposes as a single
                                          financial contract with respect to
                                          the S&P 500 Index that (1) requires
                                          the investor to pay us at inception
                                          an amount equal to the purchase price
                                          of the PLUS and (2) entitles the
                                          investor to receive at maturity an
                                          amount in cash based upon the
                                          performance of the S&P 500 Index. The
                                          characterization of the PLUS
                                          described above is not, however,
                                          binding on the IRS or the courts. No
                                          statutory, judicial or administrative
                                          authority directly addresses the
                                          characterization of the PLUS (or of
                                          similar instruments) for U.S. federal
                                          income
                                          tax purposes, and no ruling is being
                                          requested from the IRS with respect
                                          to their proper characterization and
                                          treatment. Due to the absence of
                                          authorities that directly address the
                                          PLUS (or similar instruments), Tax
                                          Counsel is unable to render an
                                          opinion as to their proper
                                          characterization for U.S. federal
                                          income tax purposes. As a result,
                                          significant aspects of the U.S.
                                          federal income tax consequences of an
                                          investment in the PLUS are uncertain,
                                          and no assurance can be given that
                                          the IRS or the courts will agree with
                                          the characterization and tax
                                          treatment described herein.
                                          Accordingly, you are urged to consult
                                          your own tax advisor regarding the
                                          U.S. federal income tax consequences
                                          of an investment in the PLUS
                                          (including possible alternative
                                          characterizations of the PLUS) and
                                          regarding any tax consequences
                                          arising under the laws of any state,
                                          local or foreign taxing jurisdiction.
                                          Unless otherwise stated, the
                                          following discussion is based on the
                                          characterization described above.

                                          U.S. Holders

                                          As used herein, the term "U.S.
                                          Holder" means a beneficial owner of a
                                          PLUS that for U.S. federal income tax
                                          purposes is:

                                          o a citizen or resident of the United
                                            States;

                                          o a corporation, or other entity
                                            taxable as a corporation, created or
                                            organized under the laws of the
                                            United States or any political
                                            subdivision thereof; or

                                          o an estate or trust the income of
                                            which is subject to United States
                                            federal income taxation regardless
                                            of its source.

                                          Tax Treatment of the PLUS

                                          Tax basis. A U.S. Holder's tax basis
                                          in the PLUS will equal the amount
                                          paid by the U.S. Holder to acquire
                                          the PLUS.

                                          Settlement of the PLUS at maturity.
                                          Upon receipt of cash at maturity, a
                                          U.S. Holder generally will recognize
                                          long-term capital gain or loss equal
                                          to the difference between the amount
                                          of cash received and the U.S.
                                          Holder's tax basis in the PLUS.

                                          Sale or exchange of the PLUS. Upon a
                                          sale or exchange of the PLUS prior to
                                          their maturity, a U.S. Holder will
                                          generally recognize capital gain or
                                          loss equal to the difference between
                                          the amount realized on the sale or
                                          exchange and the U.S. Holder's tax
                                          basis in the PLUS sold or exchanged.
                                          This gain or loss will generally be
                                          long-term capital gain or loss if the
                                          U.S. Holder held the PLUS for more
                                          than one year at the time of
                                          disposition.

                                          Possible Alternative Tax Treatments
                                          of an Investment in the PLUS

                                          Due to the absence of authorities
                                          that directly address the proper tax
                                          treatment of the PLUS, no assurance
                                          can be given that the IRS will
                                          accept, or that a court will uphold,
                                          the characterization
                                          and treatment described above. In
                                          particular, the IRS could seek to
                                          analyze the U.S. federal income tax
                                          consequences of owning a PLUS under
                                          Treasury regulations governing
                                          contingent payment debt instruments
                                          (the "Contingent Payment
                                          Regulations").

                                          If the IRS were successful in
                                          asserting that the Contingent Payment
                                          Regulations applied to the PLUS, the
                                          timing and character of income
                                          thereon would be significantly
                                          affected. Among other things, a U.S.
                                          Holder would be required to accrue
                                          original issue discount on the PLUS
                                          every year at a "comparable yield"
                                          determined at the time of their
                                          issuance. Furthermore, any gain
                                          realized by a U.S. Holder at maturity
                                          or upon a sale or other disposition
                                          of the PLUS would generally be
                                          treated as ordinary income, and any
                                          loss realized at maturity would be
                                          treated as ordinary loss to the
                                          extent of the U.S. Holder's prior
                                          accruals of original issue discount,
                                          and as capital loss thereafter.

                                          Even if the Contingent Payment
                                          Regulations do not apply to the PLUS,
                                          other alternative U.S. federal income
                                          tax characterizations of the PLUS are
                                          possible which, if applied, could
                                          also affect the timing and the
                                          character of the income or loss with
                                          respect to the PLUS. It is possible,
                                          for example, that a PLUS could be
                                          treated as a unit consisting of a
                                          loan and a forward contract, in which
                                          case a U.S. Holder would be required
                                          to accrue interest income or original
                                          issue discount on a current basis.
                                          Accordingly, prospective investors
                                          are urged to consult their own tax
                                          advisors regarding all aspects of the
                                          U.S. federal income tax consequences
                                          of an investment in the PLUS.

                                          Backup Withholding and Information
                                          Reporting

                                          A U.S. Holder of the PLUS may be
                                          subject to information reporting and
                                          to backup withholding in respect of
                                          amounts paid to the U.S. Holder,
                                          unless the U.S. Holder provides proof
                                          of an applicable exemption or a
                                          correct taxpayer identification
                                          number, and otherwise complies with
                                          applicable requirements of the backup
                                          withholding rules. The amounts
                                          withheld under the backup withholding
                                          rules are not an additional tax and
                                          may be refunded, or credited against
                                          the U.S. Holder's U.S. federal income
                                          tax liability, provided the required
                                          information is furnished to the IRS.

                                          Non-U.S. Holders

                                          The discussion under this heading
                                          applies to you only if you are a
                                          "Non-U.S. Holder." This discussion
                                          does not describe all of the U.S.
                                          federal income tax consequences that
                                          may be relevant to an investor in
                                          light of the investor's particular
                                          circumstances or to investors that
                                          are subject to special rules, such as
                                          Non-U.S. Holders, as defined below,
                                          that are owned or controlled by
                                          persons subject to U.S. federal
                                          income tax or for whom income or gain
                                          in respect of the PLUS are
                                          effectively connected with a trade or
                                          business in the United States.

                                          A Non-U.S. Holder is a beneficial
                                          owner of a PLUS that for U.S. federal
                                          income tax purposes is:

                                          o  a nonresident alien individual;
                                          o  a foreign corporation; or
                                          o  a foreign trust or estate.

                                          A Non-U.S. Holder of the PLUS will
                                          not be subject to U.S. federal income
                                          or withholding tax in respect of
                                          amounts paid to the Non-U.S. Holder,
                                          except that gain from the sale or
                                          exchange of the PLUS or their
                                          settlement at maturity may be subject
                                          to U.S. federal income tax if such
                                          Non-U.S. Holder is a non-resident
                                          alien individual and is present in
                                          the United States for 183 days or
                                          more during the taxable year of the
                                          sale or exchange (or settlement at
                                          maturity) and certain other
                                          conditions are satisfied.

                                          Information returns may be filed with
                                          the IRS in connection with the
                                          payment on the PLUS at maturity as
                                          well as in connection with the
                                          proceeds from a sale, exchange or
                                          other disposition. A Non-U.S. Holder
                                          will be subject to backup withholding
                                          in respect of amounts paid to the
                                          Non-U.S. Holder, unless such Non-U.S.
                                          Holder complies with certain
                                          certification procedures establishing
                                          that it is not a U.S. person for U.S.
                                          federal income tax purposes (e.g., by
                                          providing a completed IRS Form W-8BEN
                                          certifying, under penalties of
                                          perjury, that such Non-U.S. Holder is
                                          not a U.S. person) or otherwise
                                          establishes an exemption. The amount
                                          of any backup withholding from a
                                          payment to a Non-U.S. Holder will be
                                          allowed as a credit against the
                                          Non-U.S. Holder's U.S. federal income
                                          tax liability and may entitle the
                                          Non-U.S. Holder to a refund, provided
                                          that the required information is
                                          furnished to the IRS.